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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32522) pertaining to the Savings and Stock Investment Plan of United Bankshares, Inc. and in the related Prospectus of our report dated
June 23, 1994, with respect to the financial statements and schedules of the United Bankshares, Inc. Savings and Stock Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.

                                                               /s/ Ernst & Young

Charleston, West Virginia
June 28, 1994